                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(A) of the
                        Securities Exchange Act of 1934
                              (Amendment No. __)


Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DAXOR CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required


1) Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   -----------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:
                          ------------------------------------------------------

2) Form, Schedule or Registration No.:
                                      ------------------------------------------

3) Filing party:
                ----------------------------------------------------------------

4) Date filed:
              ------------------------------------------------------------------

-----------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                                DAXOR CORPORATION
                          350 Fifth Avenue, Suite 7120
                               New York, NY 10118




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 2000



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DAXOR CORPORATION (the "Company") will be held at the principal offices of the Company, 350 Fifth Avenue (Empire State Building), Suite 7120, New York City, on Thursday, June 22, 2000 at 5:00 p.m., Eastern Standard Time, for the following purposes:

                  1. To elect a board of five directors, each to serve for a term of one year and until his successor shall have been duly elected and qualified.

                  2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

Shareholders of record at the close of business on May 16, 2000 will be entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors,




                                    Virginia Fitzpatrick, Secretary

Dated:  May 12, 2000
New York, New York

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES TO BE VOTED, PLEASE DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                DAXOR CORPORATION
                          350 Fifth Avenue, Suite 7120
                               New York, NY 10118



                                 PROXY STATEMENT




         The accompanying proxy is solicited by and on behalf of the Board of Directors of Daxor Corporation, a New York Corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the principal offices of the Company, 350 Fifth Avenue, Suite 7120, New York City, on Thursday, June 22, 2000 at 5:00 p.m., Eastern Standard Time (the "Meeting"), or any adjournment thereof. Shareholders of record at the close of business on May 16, 2000, will be entitled to vote at the meeting.

         The Company will solicit proxies by mail. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in doing so.

         The shares represented by the accompanying proxy will be voted as directed with respect to the election of directors or, if no direction is indicated, will be voted in favor of election as directors of the nominees listed below. Each proxy executed and returned by a shareholder may be revoked at any time hereafter by giving written notice of such revocation to the Secretary of the Company, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

         The Annual Report to Shareholders for the fiscal year ended December 31, 1999, including financial statements, is being sent to shareholders on or before the date of this Proxy Statement which is the approximate date on which the Proxy Statement and form of Proxy are first being sent or given to shareholders.

         The Board of Directors of the Company, on the recommendation of its audit committee consisting of a majority of independent directors, has selected the firm of Frederick Kaden and Co. as the principal accountants for the current fiscal year. They (and their predecessors) have served in such capacity since 1974. Representatives of Frederick Kaden and Co. are not expected to be present at the Meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         On May 16, 2000 the Company had issued and outstanding 4,685,407 shares of common stock, par value $.01 per share ("Common Stock"), each of which entitled the holder to one vote. Voting is not cumulative.

         The following table sets forth information as of May 16, 2000, with respect to all shareholders known by the Company to be beneficial owners of more than 5% of the outstanding Common Shares, all directors, and all directors and executive officers as a group. Except as noted below, each shareholder has sole voting and investment power with respect to shares owned.

                                                       Number of
         Name & Address                              Common Shares
         of Beneficial Owner                         Beneficially Owned         Percent
         -------------------                         ------------------         -------
Joseph Feldschuh, M.D .............................  3,159,429                  67.4%
President Daxor Corporation / Director
350 Fifth Avenue, Suite 7120
New York, NY 10118

Stephen M. Moss, Ph.D. / Director..................  100**                      *
P.O. Box 400
Bronxville, NY 10708-0400

James A. Lombard / Director .......................  200                        **
190 East 206th Street
Bronx, NY 10458

Martin S. Wolpoff / Director ......................  1,500**                    *
5700 Arlington Avenue
Bronx, NY 10471

Bruce A. Hack / Director ..........................  1,000**                    *
113 Sunnyside Drive
Yonkers, NY. 10705

All Directors and executive officers as a group      3,162,229                  67.4%

(8 Persons)
*NOTE: Less than 1%
**All Directors including the President have options for 1,000 shares of Daxor stock exercisable at $10.00/share
         Based on its review of copies of the forms prescribed by Section 16(a) of the Securities and Exchange Commission Act of 1934 or written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that all of its Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 1999.

                            I. Election of Directors

         An entire board of five directors is proposed to be elected at the meeting to hold office for a term of one year and until their successors shall have been duly elected and shall have qualified. The proxies will vote all proxies received "FOR" the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited herewith may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

         The following information with respect to current and past five years' business experience, age and directorship has been furnished to the Company as of May 12, 2000, by each person nominated for election as director.


                                            Principal Occupation                                 Director
                                            and Other Position                                   Continuously
Name                                        with the Company                                     Since
----                                        ----------------                                     ------------
Joseph Feldschuh, M.D., 64........          Chairman of the Board of Directors
                                            and President of the Company(1)                      1974
Stephen M. Moss, Ph.D., 47........          President, Toxophilus
                                            Risk Management Consulting(2)                        1986
James Lombard, 65.................          Deputy Director of Administration
                                            City Council of the City of New York(3)              1989
Martin S. Wolpoff, 57.............          Director Information Services for the
                                            Division of Instructional Support(4)                 1989
Bruce A.Hack, 46..................          President, On-Line Power Technologies, Inc.(5)       1997


(1) Joseph Feldschuh, M.D. has been President of Daxor since 1974. He is on the staff of Montefiore Hospital and Medical Center. From 1966 to 1983, Dr. Feldschuh was Director of the Cardiac Metabolic Laboratory at Metropolitan Hospital. He has been a Clinical Associate Professor in both medicine and pathology at New York Medical College and an Assistant Clinical Professor at Cornell Medical School. He performed the basic research at the College of Physicians and Surgeons (Columbia University) on the measurement and prediction of normal human blood volume. He is the co-inventor of the Blood Volume Analyzer and the inventor of the quantitative injection kit for the BVA-100. He is Board Certified in Cardiology and Internal Medicine.

(2)* Stephen M. Moss, Ph.D. attended Cambridge University in England where he graduated with First Class Honors in Mathematics in 1975. His graduate work, also at Cambridge University, was in the field of Non-Linear Optimization, and he received Masters and Doctoral degrees in 1980. He immigrated to the United States in 1980, and worked for two years as a consultant at Bankers Trust Company in New York. From 1982 to 1992 at Lehman Brothers and successor firms he gained a wide range of experience in all major areas of investment banking and securities trading. From 1992 to 1993, he was the Chief Information Officer and a Senior Vice President at Republic New York Securities. From 1993 to 1997, at American International Group, a worldwide insurance and financial services firm, he was the Manager of Credit Risk Management Systems. After spending two years at Salomon Smith Barney as the Director of Credit Risk Analytics, he has just founded Toxophilus Risk Management Consulting. Dr. Moss is an active mentor in the Academy of Finance, an organization that provides pro bono financial services training and job experience to students in the New York City public schools. He is also a National Coach in archery, and serves as the director of Archery at Camp Pemigewassett, Wentworth NH.

(3)* James A. Lombard graduated from New York University Graduate School of Business Administration with an M.B.A. in Marketing, Banking and Finance. He has been employed by the City Council of the City of New York since 1976 and currently holds the position of Director, Counsel Services Division.

(4) Martin S. Wolpoff holds advanced degrees from the City University of New York - an M.A. in Social Studies and an M.S. in Educational Administration and Supervision. He has been actively involved in community activities since the 1970's. Some of the groups with which he has been involved include serving as a member, and three-year chairperson, on his local Community Board; member of a community school board for nine years, its president for three; member of a Community Development Corporation; and member of the community advisory board for a New York City hospital. He has been employed by the New York City public school system since 1965 as an educator, supervisor and administrator. He is currently the Director.

(5) Bruce A. Hack holds a B.E. in Electrical Engineering from City College in New York City. He is President of On-Line Power Technologies Inc. Mr. Hack is a major Shareholder. Mr. Hack has 20 years experience in technical sales and marketing for highly engineered products. He also has previous experience with major worldwide manufacturing companies, including such companies as Westinghouse Electrical Corporation and Siemens.
* (member of the audit Committee)
There were four meetings of the Board of Directors during fiscal year 1999, of which all were attended by all directors.

                                    OFFICERS

      DANIEL J. WELLINGTON holds an undergraduate degree in Mechanical Engineering from Clarkson University and a MBA from the University of Phoenix. His experience was with COBE Laboratories (now Gambro, Inc.) in Cardiovascular R&D, with Biosurge, Inc., as Vice President of Technology and just prior to founding Wellport He previously worked with Porterfield Enterprises as Vice President of Engineering Services. He has distinguished himself in nationally recognized medical device design circles. He was principally involved with the development of a mechanical intraoperative autotransfer device for Biosurge, which was selected by R&D magazine as one of the "Top 100" devices in 1990. He has a patent in the parallel plate oxygenator subject area. In 1998, Daxor purchased the assets of Wellport Corporation and Mr. Wellington became a Vice President of Daxor. He is responsible for the Rochester Division where the BVA-100 syringe is manufactured. His responsibilities include compliance with FDA regulatory matters.

      RONALD H. BALDRY was educated at the University of Durham in Great Britain, where he received his B.S.E.E., specializing in electronic instruments. Mr. Baldry was employed as a development engineer for instrumentation at nuclear research establishments in the United Kingdom and at Oak Ridge National Laboratory. Mr. Baldry was involved in the original mechanical design of the Company's Blood Volume Analyzer (BVA-100). Mr. Baldry was appointed Vice President/Engineering in 1996. He heads Daxor Oak Ridge. He has been responsible for coordinating construction of the BVA-100 with Oxford Instruments. His responsibilities include coordination of other sub-contractors involved in the manufacturing of the BVA system.

      OCTAVIA ATANASIU joined Daxor in May, 1994. In June, 1994, she was appointed to the position of Treasurer. Ms. Atanasiu, a graduate of University of Romania, Bucharest, Romania, she received the equivalent of a Master of Business Administration (MBA) with majors in Finance, Accounting and Economics. Prior to joining Daxor, she was the Head of the Financial Department of Marien Business Forms, a printing corporation.

      VIRGINIA FITZPATRICK joined Daxor Corporation in 1988, as Administrative Assistant to the President. Ms. Fitzpatrick was promoted to the position of Corporate Secretary in 1995. Since joining Daxor, Ms. Fitzpatrick has been the Liaison Coordinator for the Company's securities portfolio. She is responsible for maintaining the Company's extensive data and research files.

                             EXECUTIVE COMPENSATION

      The following is the executive compensation for officers earning more than $100,000.00.

Dr. Joseph Feldschuh, the Company's President, CEO, & Chairman of the Board of
Directors:

               YEAR ENDED DEC. 31           SALARY            BENEFITS
               ------------------           ------            --------
                       1999                 $ 195,000         $ 10,000
                       1998                 $ 183,000         $ 10,000
                       1997                 $ 175,000         $ 10,000

Ronald N. Baldry, the Company's Vice President/Engineering:

               YEAR ENDED DEC. 31           SALARY            BENEFITS
               ------------------           ------            --------
                       1999                 $ 140,360.94      $1,500
                       1998                 $ 164,231.85      $1,500
                       1997                 $ 110,417.00      $1,500

For the year ended December 1999, the Company paid Directors $1,000 plus $300 for each meeting attended, plus expenses. The Company anticipates paying fees to Directors up to a maximum of $2,500 per year to each non-employee director.

STOCK OPTIONS

         In 1994, the Company adopted a stock option plan under Section 422(b) of the Internal Revenue Code wherein options would be granted to key employees, officers and directors where the exercise price would at least equal the fair market value on the market value on the date of grant. The term of the options are a maximum of five years. At the present time there are options outstanding for 5,000 shares.

                               PERFORMANCE GRAPHS
                               ------------------



                                   1994         1995        1996       1997        1998       1999
                                   ----         ----        ----       ----        ----       ----
Daxor Corporation               100.00        119.57      239.13     241.16      275.94     268.98
Standard & Poors 500            100.00        137.50      169.47     226.03      290.22     349.08
Medical Supplies                100.00        155.15      195.08     288.29      407.62     458.36

                               II. OTHER BUSINESS

         As of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Meeting is that herein above set forth. If any other matter or matters are properly brought before the Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgement.

                           III. SHAREHOLDERS PROPOSALS

         The Annual Meeting of the Company for the year ending December 31, 2000 is scheduled to be held in June 2001. In order to have any proposal presented by a shareholder at such meeting included in the Company's proxy statement and form of proxy relating to the meeting, the proposal must be received by the Company no later than December 15, 2000.

                                     By Order of the Board of Directors,



                                     VIRGINIA FITZPATRICK, Secretary

Dated: May 12, 1999
New York, New York
--------------------------------------------------------------------------------
A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 MAY BE OBTAINED BY SHAREHOLDERS SOLICITED HEREBY (WITHOUT CHARGE) UPON WRITTEN REQUEST TO FATIMA S. BAHA, INVESTOR RELATIONS, DAXOR CORPORATION, 350 FIFTH AVENUE, SUITE 7120, NEW YORK, NEW YORK, 10118.
--------------------------------------------------------------------------------

                  PROXY                         DAXOR CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             Proxy for Annual Meeting of Shareholders-June 22, 2000

The undersigned, revoking any proxy heretofore given, hereby appoints Joseph Feldschuh, MD and Stephen Moss, PhD, or either of them, proxies of the undersigned, with full power of substitution, with respect to all Common Shares which the undersigned is entitled to vote at the Annual Meeting of Daxor Corporation (the "Company") to be held on June 22, 2000 at 5:00p.m., Eastern Standard Time, at the principal offices of the Company, 350 Fifth Avenue, Suite 7120, New York, New York, 10118 or any adjournment thereof.
         Unless a contrary direction is indicated, this proxy will be voted FOR all nominees listed for election as directors in Item 1; if specific instructions are indicated, this Proxy will be voted in accordance therewith.
         In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting, or any adjournment thereof.
         The Board of Directors recommend a vote FOR all nominees for election as directors.

1. Election of Directors     ____FOR all nominees listed below       ____WITHHOLD AUTHORITY to vote for
                            (except as marked to the contrary)           all nominees listed below.

(Instructions:  To withhold  authority to vote for any  individual  nominee,  strike a line through the  nominee's  name in the list below)
                           Joseph Feldschuh, M.D.    Bruce A. Hack              Martin S. Wolpoff
                           James A. Lombard          Stephen Moss Ph.D.


         (To be completed and signed on reverse side)

(Continued from other side)

Dated__________________________________, 2000                          ____________________________________________________________
                                                                       ____________________________________________________________

                                                                       Please sign exactly as name appears hereon, If the shares
                                                                       are registered in the names of two or more persons, each
                                                                       should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, corporate officers, general partners and other persons acting in a representative capacity should add their titles.

The above-signed hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and Annual Report of the Company furnished therewith

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.